Exhibit 3.2

CERTIFICATE OF CONVERSION

OF ANTERO MIDSTREAM GP LP

TO

ANTERO MIDSTREAM CORPORATION

This Certificate of Conversion of Antero Midstream GP LP to Antero Midstream Corporation (this “Certificate”) has been duly executed and is being filed by the undersigned general partner of Antero Midstream GP LP, a Delaware limited partnership (the “Limited Partnership”), to convert the Limited Partnership to Antero Midstream Corporation, a Delaware corporation (the “Corporation”), under Section 17-219 of the Delaware Revised Uniform Limited Partnership Act (6 Del. C. § 17-101, et seq.) and under Section 265 of the Delaware General Corporation Law (8 Del. C. § 101, et seq.).

1.              The Limited Partnership was first formed on September 23, 2013 as a Delaware limited liability company under the name “Antero Resources Midstream Management LLC.”  Antero Resources Midstream Management LLC was converted from a Delaware limited liability company to a Delaware limited partnership on May 4, 2017 under the name “Antero Midstream GP LP.” The Limited Partnership’s jurisdiction immediately prior to filing this Certificate is the State of Delaware.

2.              The name and type of entity of the Limited Partnership immediately prior to filing this Certificate is Antero Midstream GP LP, a Delaware limited partnership.

3.              The name of the Corporation into which the Limited Partnership shall be converted as set forth in its Certificate of Incorporation is Antero Midstream Corporation.

4.              The conversion of the Limited Partnership to the Corporation shall be effective upon the filing of this Certificate and the Certificate of Incorporation in the State of Delaware.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 12th day of March, 2019.

ANTERO MIDSTREAM GP LP

By:	AMGP GP LLC, its general partner

By:	/s/ Alvyn A. Schopp
Name:	Alvyn A. Schopp
Title:	Chief Administrative Officer, Regional Senior Vice President and Treasurer

[Signature Page to Certificate of Conversion from a Limited Partnership to a Corporation]